Exhibit 10.2

THE GREENBRIER COMPANIES, INC.
VESTED STOCK UNIT AWARD NOTICE
2021 STOCK INCENTIVE PLAN

(Non-Employee Directors)

The Greenbrier Companies, Inc. (the "Company") has granted to you (the "Participant”) a Vested Stock Unit Award (the "Award"). The Award is subject to all the terms and conditions set forth in this Vested Stock Unit Award Notice (the "Award Notice"), the Vested Stock Unit Award Agreement (the "Agreement"), the Company's 2021 Stock Incentive Plan (the "Plan") and the Stock Incentive Grant Program for Non-Employee Directors under the Plan (the "Program"), which are attached to and incorporated into the Award Notice in their entirety.

Participant:
Grant Date:	January 7, 2026
Number of Vested Stock Units ("Units"):	3,465

Vesting Schedule: 100% of the Units covered by the Award will be immediately vested and payable on the Grant Date.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Agreement and the Plan, including the Program, set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject. If you do not execute and return this Award Notice within thirty days following the Grant Date, the Award will be null and void, and the Company will have the right to cancel the Award and recoup any Shares (or the value thereof) previously issued or delivered pursuant to the Award.

THE GREENBRIER COMPANIES, INC.	PARTICIPANT

1604305702.2

By: Lorie L. Tekorius Its: Chief Executive Officer & President
Incorporated Documents: 1. Vested Stock Unit Award Agreement 2. 2021 Stock Incentive Plan 3. Plan Summary

THE GREENBRIER COMPANIES, INC.

2021 STOCK INCENTIVE PLAN

VESTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Vested Stock Unit Award Notice (the "Award Notice") and this Vested Stock Unit Award Agreement (this "Agreement"), The Greenbrier Companies, Inc. (the "Company") has granted you a Vested Stock Unit Award (the "Award") under its 2021 Stock Incentive Plan (the "Plan") for the number of Vested Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement or the Award Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1. Vesting and Settlement

Subject to the terms of this Agreement, the Award shall be immediately vested and payable. One share of the Company's Common Stock (each, a "Share") will be issuable for each Stock Unit that is vested and payable. The Company will issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name and any applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system. The Shares will be issued no later than 30 days following the Grant Date.

2. Securities Law Compliance

2.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

2.2 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the

Company has no obligation to you to maintain any registration of the Shares with the SEC and has not represented to you that it will so maintain registration of the Shares.

2.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the "Acts") and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

2.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

3. Transfer Restrictions

Prior to settlement in Shares, the Units may not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

4. No Rights as Stockholder

You will not have voting or other rights as a stockholder of the Common Stock with respect to the Units until the Company has issued the Shares by registering the Shares in book entry form with the Company's transfer agent in your name.

5. Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

6. Withholding

6.1 Responsibility for Taxes. You are ultimately responsible for all taxes owed in connection with the Award (e.g., upon vesting and/or upon receipt of the Shares), including any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company or a Related Company in connection with the Award, including FICA or any other tax obligation (the "Tax Withholding Obligation"), regardless of any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation. The Company makes no representation or undertaking regarding the adequacy of any tax withholding made in connection with the Award. The Company has no obligation to deliver Shares pursuant to the Award until you have satisfied the Tax Withholding Obligation.

6.2 Tax Withholding. While the Company anticipates that it will have no Tax Withholding Obligations in connection with the Award, as a condition to the issuance of Shares pursuant to this Award, you agree to make arrangements satisfactory to the Company for the payment of the Tax Withholding Obligation that arises upon receipt of the Shares or otherwise. The Company may withhold from the Shares the number of whole Shares required to satisfy the minimum applicable Tax Withholding Obligation, the number to be determined by the Company based on the Fair Market Value of the Company's Common Stock on the date the Company is required to withhold. The Company may require you to satisfy your Tax Withholding Obligation by instructing and authorizing the Company and the brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you in payment of Vested Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Notwithstanding the forgoing, to the maximum extent permitted by law, the Company has the right to retain without notice from salary or other amounts payable to you, an amount sufficient to satisfy the Tax Withholding Obligation.

7. General Provisions

7.1 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

7.2 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.

7.3 Successors and Assigns. The provisions of this Agreement and the Award Notice will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

7.4 No Employment or Service Contract. Nothing in the Plan or this Agreement will be deemed to constitute an employment or service contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other service relationship at any time, with or without Cause.

7.5 Section 409A Compliance. This Award and any Shares issuable thereunder are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any other provision in this Award Agreement, the Award Notice and the Plan to the contrary, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but will not be required, to unilaterally amend or modify this Award Agreement or the Award Notice so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award. No provision of this Award Agreement or the Award Notice will be interpreted or construed to transfer any liability for failure to comply with Section 409A from you or any other individual to the Company. By executing the Award Notice, you agree that you will be deemed to have waived any claim against the Company with respect to any such tax consequences.